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Exhibit 10.24

FRONTIER AIRLINES, INC.
2004 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

        THIS INCENTIVE STOCK OPTION AGREEMENT is made as of this            day of                        , 200     (the "Grant Date"), between Frontier Airlines, Inc., a Colorado corporation (together with any affiliate, the "Company"), and                        (the "Option Holder").

        1.    Grant of Option.    Pursuant to the Frontier Airlines, Inc. 2004 Equity Incentive Plan (the "Plan") and subject to the terms and conditions of this Agreement, the Company hereby grants to the Option Holder an incentive stock option (the "Option") to purchase                        (            ) shares of the common stock of the Company (the "Stock") at an exercise price per share of $            (the "Option Price"). The Option is effective as of the Grant Date. The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    Requirements for Exercise; Vesting.    Except as provided otherwise in this Agreement, the Option shall not become exercisable until the Option Holder has completed one full year of continuous employment after the Grant Date. Thereafter, the Option shall become vested and exercisable in increments, in accordance with the following schedule, so long as the Option Holder has remained in the continuous employment of the Company from the Grant Date until the Vesting Date:

Employment Vesting Date	Percentage of Option That Becomes Vested and Exercisable on Each Date
First Anniversary of Grant Date	20%
Second Anniversary of Grant Date	an additional 20%
Third Anniversary of Grant Date	an additional 20%
Fourth Anniversary of Grant Date	an additional 20%
Fifth Anniversary of Grant Date	an additional 20%

        Except as set forth in Section 4 and Section 5 of this Agreement, the Option shall not be exercisable as to any shares of Stock as to which the vesting requirements of this Section 2 have not be satisfied, regardless of the circumstances under which the Option Holder's employment by the Company shall be terminated. The number of shares of Stock as to which the Option may be exercised shall be cumulative, so that once the Option shall become vested and exercisable as to any shares of Stock it shall continue to be vested and exercisable as to such shares, until expiration or termination of the Option as provided in Section 4 or Section 5 hereof. If at any time the number of shares of Stock that are covered by the vested and exercisable portion of the Option includes a fractional share, the number of shares of Stock as to which the Option shall be actually vested and exercisable shall be rounded down to the next whole share of Stock.

        3.    Method for Exercising the Option.    The Option may be exercised only by delivery of written notice of exercise in person or through certified or registered mail, fax or overnight delivery to the Company at the following address: Frontier Airlines, Inc., Attention: Corporate Secretary, 7001 Tower Road, Denver, Colorado 80249, or such other address as shall be furnished in writing to the Option Holder by the Company, and payment of the Option Price in full as described below. Such written notice shall specify that the Option is being exercised and the number of shares of Stock with respect to which the Option is exercised.

        Payment of the Option Price for the Stock in full, together with any taxes, must be made within 30 days of the delivery of the notice of exercise (i) by certified or cashier's check payable to the Company's order, or (ii) by wire transfer to such account as may be specified by the Company for this purpose. Payment may be made by the Option Holder or by a broker who is assisting the Option Holder with the exercise of the Option.

        The purchase of such Stock shall take place at the address of the Company and be effective upon delivery of the notice of exercise and payment of the Option Price for the Stock in full together with any applicable taxes. At the time of purchase, a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to the Option Holder or a broker designee as instructed by the Option Holder.

        The Company intends to register the shares of Stock subject to this Option and this Option on a Form S-8 Registration Statement (or any successor or replacement Form). Notwithstanding such registration, the Company may require the Option Holder, as a condition of exercise of this Option, to give written assurance in substance and form satisfactory to the Company and its counsel to the effect that the Option Holder is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

        4.    Adjustment of and Changes in the Common Stock.    The Option shall be adjusted as provided in Section 11 of the Plan; provided, that no adjustment shall be contrary to Code section 409A or shall be effected in a manner that would subject the Option Holder to taxes and penalties under Code section 409A.

        5.    Expiration and Termination of the Option.    The Option shall expire on the tenth (10th) anniversary of the Grant Date, (the period from the Grant Date to the expiration date is the "Option Period") or prior to such time as follows:

            (a)    Termination for Cause.    If the Option Holder's employment by the Company is terminated for "cause," as determined by the Company, within the Option Period, that portion of the Option that has not yet been exercised, whether or not vested, shall become void, shall be forfeited and shall terminate immediately upon the termination of employment of the Option Holder. For this purpose, "cause" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Option Holder, any unauthorized use of disclosure by the Option Holder of confidential information or trade secrets of the Company or any Affiliate, any other intentional misconduct by the Option Holder that adversely affects the business or affairs of the Company or any Affiliate, or any other conduct that violates the Company's policies or procedures.

            (b)    Termination Due to Disability.    If the Option Holder's employment with the Company terminates by reason of Disability, the Option will become fully vested and exercisable on the date of such termination. The Option may be exercised by the Option Holder or the Option Holder's representative until the earlier of (i) one year after the termination of employment or (ii) the end of the Option Period. For purposes of this Agreement, "Disability" means the status granted to an Option Holder when the Option Holder suffers a physical or mental condition or illness that renders the Option Holder, even with attempts by the Company to make reasonable accommodations, totally and permanently incapable of performing essential functions of his or her job at the Company.

            (c)    Death.    If the Option Holder dies during the Option Period while still employed by the Company, the Option shall become fully vested and exercisable on the date of the Option Holder's death if not otherwise fully vested and exercisable. The Option may be exercised by the Option Holder's Beneficiary (described below) until the earlier of (i) the date that is one year after the date of death or (ii) the end of the Option Period.

            (d)    Termination Due to Retirement.    If the Option Holder terminates employment on account of Retirement and the Option is not then fully vested and exercisable, the Option shall be vested as to (1) the number of shares that were vested on the anniversary of the Grant Date immediately preceding the date of termination of employment plus (2) a pro rata portion of the number of additional shares that would have vested on the anniversary of the Grant Date immediately following the date of termination of employment based on the ratio of (i) the number of days past from the prior anniversary of the Grant Date to (ii) the number of days from the prior anniversary of the Grant Date to the next anniversary of the Grant Date. The vested portion of the Option may be exercised by the Option Holder until the earlier of (i) three (3) months following the date of such termination of employment or (ii) the end of the Option Period.

            (e)    Termination for Other Reasons.    If the Option Holder terminates employment during the Option Period for any reason other than cause, Disability, death or Retirement, the portion of the Option vested on the date of termination may be exercised by the Option Holder until the earlier of (i) three (3) months following the date of such termination of employment, or (ii) the end of the Option Period.

            (f)    Designation of Beneficiary.    The Optionee may designate a beneficiary by completing a beneficiary designation from approved by the Company and delivering the completed designation form to the Human Resources Department of the Company. The person who is the Optionee's named beneficiary at the time of his or her death (herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee within the time limits set forth above. The Optionee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Human Resources Department of the Company. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt. If the Company is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends thereon, until the Compensation Committee of the Company's Board of Directors (the "Committee") determines the person entitled to exercise such Option, which determination shall be final and conclusive.

        6.    Transferability.    The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him, or in the event of Disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or upon the levy of any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

        7.    Limitation of Rights.    The Option Holder or his successor shall have no rights as a stockholder with respect to the shares of Stock covered by this Option until the Option Holder or his successors become the holder of record of such shares.

        8.    Withholding.    The issuance of Stock pursuant to the exercise of this Option shall be subject to the requirement that the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional income and other tax withholding applicable to the exercise of the Option.

        9.    Miscellaneous.

            (a)    Notices.    Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

      (i)
      If to the Company, to Frontier Airlines, Inc., Attention: Corporate Secretary, 7001 Tower Road, Denver, Colorado 80249, or at such other address as may have been furnished to the Option Holder in writing by the Company; or

      (ii)
      If to the Option Holder, to the Option Holder at the address below the Option Holder's signature, or at such other address as may have been furnished to the Company by the Option Holder.

        Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

            (b)    Amendment.    Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder. Notwithstanding the foregoing, this Agreement may be amended in the sole discretion of the Committee to make any changes that are necessary to comply with Section 409A of the Code and any guidance issued under Section 409A of the Code. Further provided that no amendment to this Agreement, other than an amendment to comply with Section 409A of the Code, may adversely affect the rights of the Optionee without the Optionee's consent.

            (c)    Defined Terms.    Capitalized terms shall have the meaning set forth in the Plan or in this Agreement.

            (d)    Compliance with Securities Laws.    This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

            (e)    Construction; Severability.    The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            (f)    Waiver.    Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

            (g)    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

            (h)    Rights to Employment.    Nothing contained in this Agreement shall be construed as giving the Option Holder any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Stock and the Option.

            (i)    Terms of Plan.    The terms and provisions of the Plan are incorporated in this Agreement by reference. If there is a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control. The Option Holder hereby acknowledges that a copy of the Plan and the prospectus are available on the Company's internet site, that the Company has undertaken to make a paper copy of the Plan and prospectus available at no charge, that he has reviewed the Plan and prospectus to the extent he deems necessary, and that he agrees to be bound by all the terms and provisions thereof.

            (j)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FRONTIER AIRLINES, INC.
By:
Name:
Title:
OPTION HOLDER

Printed Name:
Address:

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INCENTIVE STOCK OPTION AGREEMENT